Exhibit 30 (E)(17)

Variable Adjustable Life Telephone Transaction Request
Minnesota Life Insurance Company - a Securian Financial company
Life Policy Administration • 400 Robert Street North, St. Paul, MN 55101-2098

Call ended at:	Call ID:		Policy number:
AM/PM
Processed by:		Date processed:

Must ask for each policy:

Policyowner:

Was this transaction initiated by you or the financial professional?    ☐ Financial professional    ☐ Policyowner

Is your financial professional aware of this transaction?    ☐ Yes    ☐ No

Financial professional/OA:

Was this transaction initiated by you or the policyowner?    ☐ Financial professional    ☐ Policyowner

Did the policyowner authorize you to request this transaction on their behalf?    ☐ Yes    ☐ No

Just to confirm, for policy number                                you are (add transaction information here)                                                          . The time is now                             . This will be processed (today/tomorrow) and the (check/confirmation) will be mailed to (you/the policyowner) (tomorrow/next business day). Is that correct?”

Loans:

☐ Quote loan

☐ Verified address has not been changed within 60 days

Loan amount $                                                          or Max ☐

Pay premiums to

Process policy loan to pay premium on policy #__________________________

Send out:

☐ Regular mail

☐ Overnight

☐ Charge representative account firm/rep code

☐ Overnight account # (FedEx or UPS)

Special Instructions:

☐ Saturday delivery

☐ Signature needed for overnight

☐ Other________________________________

Additional Information

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

F44136 Rev 5-2023	Page 1 of 6

Allocations

Premium allocations:	Monthly charges:

☐  Check for systematic rebalance. If yes, say: “I see there is a systematic arrangement set up to occur on this policy (quarterly, semi-annually, annually). “Would you like this changed? If you do not change the current systematic arrangements, future systematic transactions may impact what you are doing today.”

☐ Add ☐ Change

☐ Ask: Do you want to transfer 100% of existing policy cash value to new premium allocation? (Rebalance all)	☐ Cancel existing

In Texas, the Guaranteed Account is not available for VAL Horizon.

	Fund	Net Premium	Monthly Charges	Loan/Partial
Account Options	ID	%	%	Surrenders %
Guaranteed Account	GIA/GPA
AB VPS International Value	ABI2
American Century® VP Disciplined Core Value Fund - Class II	ACDV
American Century® VP Inflation Protection	ACIP
American Funds IS Capital World Bond Fund	AFC2
American Funds IS Global Growth Fund	AFGG
American Funds IS Global Small Capitalization Fund	AFGS
American Funds IS Growth Fund	AFGR
American Funds IS Growth-Income Fund	AFGI
American Funds IS International Fund	AFIN
American Funds IS New World Fund®	AFNW
American Funds IS U.S. Govt. Sec - Class 1	AFUS
Delaware Ivy VIP Asset Strategy	DIAS
Delaware Ivy VIP Balanced	DIBL
Delaware Ivy VIP Core Equity	DICE
Delaware Ivy VIP Global Growth	DIGG
Delaware Ivy VIP High Income	DIHI
Delaware Ivy VIP International Core Equity	DIIC
Delaware Ivy VIP Mid Cap Growth	DIMD
Delaware Ivy VIP Natural Resources	DINR
Delaware Ivy VIP Science and Technology	DIST
Delaware Ivy VIP Smid Cap Core	DISC
Delaware Ivy VIP Small Cap Growth	DISG
Delaware Ivy VIP Value	DIVL
Fidelity VIP Equity-Income	FVEI
Fidelity VIP Mid Cap	FVMC
Franklin Mutual Shares VIP Fund	FMSH
Franklin Small Cap Value VIP Fund	FSV2
Franklin Small-Mid Cap Growth VIP Fund	FSMG
Invesco Oppenheimer V.I. International Growth/VA	IOIG
Invesco V.I. American Value	INAV
Invesco V.I. Comstock	INCS
Invesco V.I. Equity and Income	INEI
Invesco V.I. Growth and Income	INGI
Invesco V.I. Main Street Small Cap Fund® Series II Shares	IMII
Invesco V.I. Small Cap Equity	INSE
Janus Henderson VIT Balanced Portfolio	JBP
Janus Henderson VIT Forty Portfolio	JHF
Janus Henderson VIT Mid Cap Value	JHMV

F44136 Rev 5-2023	Page 2 of 6

	Fund	Net Premium	Monthly Charges	Loan/Partial
Account Options	ID	%	%	Surrenders %
Janus Henderson VIT Overseas Portfolio	JOVS
MFS® VIT II International Intrinsic Value	MIV2
MFS® VIT Mid Cap Growth Series	MMC
Morgan Stanley VIF Emerging Markets Equity	MSEM
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	MAG
Morningstar Balanced ETF Asset Allocation Portfolio	MB
Morningstar Conservative ETF Asset Allocation Portfolio	MC
Morningstar Growth ETF Asset Allocation Portfolio	MG
Morningstar Income & Growth ETF Asset Allocation Portfolio	MIG
Neuberger Berman AMT Sustainable Equity Portfolio	NBSE
PIMCO VIT Low Duration	PLD
PIMCO VIT Total Return	PTR
Putnam VT International Equity Fund - Class IB Shares	PIE
Putnam VT Large Cap Growth Fund - Class IB Shares	PLCF
Putnam VT Large Cap Value Fund - Class IB Shares	PLCB
Putnam VT Sustainable Leaders Fund - Class IB Shares	PSLF
SFT Core Bond Fund	SCB2
SFT Delaware Ivy Growth Fund	SDIG
SFT Delaware Ivy Small Cap Growth Fund	SDIS
SFT Government Money Market Fund	SGMM
SFT Index 400 Mid-Cap Fund	SI42
SFT Index 500 Fund	SI52
SFT International Bond Fund	SIB2
SFT Real Estate Securities Fund	SRE2
SFT T. Rowe Price Value Fund	STRV
SFT Wellington Core Equity Fund	SWC2
Templeton Developing Markets VIP Fund	TDM

FOCUSED PORTFOLIOS

*Denotes the only combination of funds available for:

VAL Summit when policy has enhanced Guarantee Agreement (EGA) or Enhanced Guarantee Choice Agreement (EGA Choice)

VAL Survivor when policy has Enhanced Guarantee Choice Agreement (EGA Choice)

May 2021
	Net Premium	Monthly Charges
*Growth	☐	☐
*Conservative Growth	☐	☐
*Income	☐	☐
*Income & Growth	☐	☐

Systematic Rebalance of Sub-Account Cash Values

A. Begin/Change/End	B. Transfer Date	C. Frequency
☐ Begin on month year	☐ 10th ☐ 20th	☐ Quarterly
☐ Change on month year		☐ Semi-annually
☐ End on month year		☐ Annually
☐ Cancel

D. ☐ Set up same NPA (if different than NPA’s, fill in the chart listed under systematic transfers)

F44136 Rev 5-2023	Page 3 of 6

Transfer Sub-Account Cash Values

From			TO
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%

Systematic Transfer of Sub-Account Cash Value

From			TO
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%
SubAccount:	$	%	SubAccount:	$	%

A.	☐ Complete transfer details in the chart above	C.	Transfer Date
☐ 10th ☐ 20th
B.	Begin/Change/End	D.	Frequency
	☐ Begin on ________ month ________ year		☐ Monthly
	☐ Change on ________ month ________ year		☐ Quarterly
	☐ End on ________ month ________ year		☐ Semi-annually
	☐ Cancel		☐ Annually

F44136 Rev 5-2023	Page 4 of 6

Focused Portfolios are only available for Variable Adjustable Life products

Focused Portfolios (May 2021)

Please refer to your prospectuses for detailed information related to the available underlying funds, including share class and expenses. Pre-built Portfolios provide a strategy for diversifying investments. They do not guarantee a profit or protect against loss.

☐	Aggressive Growth
	12%	FSV2-Franklin Small Cap Value VIP Fund
	12%	STRV-SFT T. Rowe Price Value Fund
	10%	MIV2-MFS VIT II International Intrinsic Value
	8%	INCS-Invesco VI Comstock
	8%	SISG-SFT Delaware Ivy Small Cap Growth
	6%	JHF-Janus Henderson VIT Forty
	6%	AFGR-American Funds IS Growth Fund
	6%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	5%	FVMC-Fidelity VIP Mid Cap Portfolio
	5%	DINR- Delaware Ivy VIP Natural Resources
	5%	SRE2-SFT Real Estate Securities Fund
	5%	AFGS-American Funds IS Global Small Cap
	4%	JOVS-Janus Henderson VIT Overseas
	3%	SI42-SFT Index 400 Mid-Cap Fund
	3%	AFNW-American Funds IS New World Fund

	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity

☐	Growth
	10%	FSV2-Franklin Small Cap Value VIP Fund
	9%	STRV-SFT T. Rowe Price Value Fund
	8%	SCB2-SFT Core Bond
	7%	MIV2-MFS VIT II International Intrinsic Value
	6%	INCS-Invesco VI Comstock
	6%	SISG-SFT Delaware Ivy Small Cap Growth
	5%	AFGR-American Funds IS Growth Fund
	5%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	5%	JHF-Janus Henderson VIT Forty
	4%	AFGB-American Funds IS Capital World Bond Fund
	4%	AFGS-American Funds IS Global Small Cap
	4%	FVMC-Fidelity VIP Mid Cap Portfolio
	4%	JOVS-Janus Henderson VIT Overseas
	4%	DINR-Delaware Ivy VIP Natural Resources
	4%	PTR-PIMCO VIT Total Return
	4%	SIB2-SFT International Bond
	4%	SRE2-SFT Real Estate Securities Fund
	3%	SI42-SFT Index 400 Mid-Cap Fund
	2%	AFNW-American Funds IS New World Fund
	2%	MSEM-Morgan Stanley VIF Emerging Markets Equity

☐	Conservative Growth
	16%	SCB2-SFT Core Bond
	7%	FSV2-Franklin Small Cap Value VIP Fund
	6%	PTR-PIMCO VIT Total Return
	6%	STRV-SFT T. Rowe Price Value Fund
	5%	AFGB-American Funds IS Capital World Bond Fund
	5%	INCS-Invesco VI Comstock
	5%	MIV2-MFS VIT II International Intrinsic Value
	5%	PLD-PIMCO Low Duration
	5%	SIB2-SFT International Bond
	5%	SISG SFT Delaware Ivy Small Cap Growth
	4%	AFGR-American Funds IS Growth Fund
	4%	IOIG-Invesco Oppenheimer V.I. International Growth/VA
	4%	JHF-Janus Henderson VIT Forty
	4%	SRE2-SFT Real Estate Securities Fund
	3%	AFGS-American Funds IS Global Small Cap
	3%	AFNW-American Funds IS New World Fund
	3%	JOVS-Janus Henderson VIT Overseas
	3%	DINR - Delaware Ivy VIP Natural Resources
	3%	FVMC-Fidelity VIP Mid Cap Portfolio
	2%	AFUS American Funds IS U.S. Govt. Securities
	2%	SI42-SFT Index 400 Mid-Cap Fund

☐	Income and Growth
	16%	SCB2-SFT Core Bond
	10%	PLD-PIMCO VIT Low Duration
	7%	DIHI- Delaware Ivy VIP High Income
	7%	PTR-PIMCO VIT Total Return
	5%	AFGB-American Funds IS Capital World Bond
	5%	FSV2-Franklin Small Cap Value VIP
	5%	MIV2-MFS VIT II International Intrinsic Value
	5%	SGMM-SFT Government Money Market
	5%	SIB2-SFT International Bond
	5%	STRV-SFT T. Rowe Price Value
	4%	IOIG-Invesco Oppenheimer International Growth
	4%	SISG-SFT Delaware Ivy Small Cap Growth
	3%	AFGR-American Funds IS Growth
	3%	AFUS American Funds IS U.S. Govt. Securities
	3%	INCS-Invesco VI Comstock
	3%	JOVS-Janus Henderson VIT
Overseas
	3%	DINR - Delaware Ivy VIP Natural Resources
	3%	SRE2-SFT Real Estate Securities
	2%	FVMC-Fidelity VIP Mid Cap Portfolio

	2%	JHF-Janus Henderson VIT Forty

☐	Income
	21%	SCB2-SFT Core Bond
	15%	PLD-PIMCO VIT Low Duration
	10%	DIHI - Delaware Ivy VIP High Income
	10%	SGMM-SFT Government Money Market
	8%	PTR-PIMCO VIT Total Return
	6%	JOVS-Janus Henderson VIT
Overseas
	5%	AFGB-American Funds IS Capital World Bond
	5%	SIB2-SFT International Bond
	5%	SRE2-SFT Real Estate Securities
	4%	AFUS American Funds IS U.S. Govt. Securities
	4%	STRV-SFT T. Rowe Price Value
	3%	INCS-Invesco VI Comstock
	2%	AFGR-American Funds IS Growth
	2%	JHF-Janus Henderson VIT Forty

These portfolios are developed by Securian Financial Services, Inc. and may change based on their analysis. Keep in mind, your allocations will not automatically be updated to reflect any future changes. If you would like to stay current with any Securian Financial Services, Inc. adjustments, talk to your financial professional.

F44136 Rev 5-2023	Page 5 of 6

Morningstar ETF Portfolios (October 2018) (This lists the fund percentages in each ETF Portfolio)

Morningstar Aggressive Growth
ETF Asset Allocation Portfolio
53%	U.S. Equity
28%	Non-U.S. Equity
10%	U.S. Bonds
9%	Alternative

Morningstar Growth ETF Asset
Allocation Portfolio
48%	U.S. Equity
24%	Non-U.S. Equity
16%	U.S. Bonds
8%	Alternative
4%	Non-U.S. Bonds

Morningstar Balanced
ETF Asset Allocation Portfolio
37%	U.S. Equity
31%	U.S. Bonds
17%	Non-U.S. Equity
7%	Non-U.S. Bonds
6%	Alternative
2%	Cash

Morningstar Income and Growth
ETF Asset Allocation Portfolio
47%	U.S. Bonds
26%	U.S. Equity
11%	Non-U.S. Equity
10%	Non-U.S. Bonds
3%	Alternative
3%	Cash

Morningstar Conservative
ETF Asset Allocation Portfolio
62%	U.S. Bonds
13%	Non-U.S. Bonds
13%	U.S. Equity
5%	Cash
5%	Non-U.S. Equity
2%	Alternative

F44136 Rev 5-2023	Page 6 of 6